EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
ResMed Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-08013, 333-88231, 333-115048, 333-140350, 333-140351, 333-156065, 333-164527, 333-167183, 333-181317, 333-186386, 333-194225, 333-224537, 333-245697, 333-256388, 333-291691, and 333-291692) on Form S-8 of our reports dated August 13, 2026, with respect to the consolidated financial statements and financial statement schedule II of ResMed, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Diego, California
August 13, 2026